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                                                                     Exhibit 5.1

                        [LETTERHEAD OF HUNTON & WILLIAMS]

February 26, 2003

Forest Merger Corporation
1001 19th Street North
Arlington, Virginia 22209

RE: FOREST MERGER CORPORATION REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

      We have acted as counsel for Forest Merger Corporation, a Virginia corporation (the "Company"), in connection with the proposed issuance of the Company's Class A and Class B Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-4 (file number 333-101703), as amended (the "Registration Statement"), originally filed on December 6, 2002 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

      This opinion is being furnished in accordance with the requirements of
Item 21(a) of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

      We have reviewed the Company's articles of incorporation, the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and such other instruments, documents or other information as we deemed necessary or appropriate in rendering our opinion. Based on such review, we are of the opinion that:

      1. the Company has been duly incorporated, is validly existing and in good standing under the laws of the Commonwealth of Virginia, and has corporate power and authority to issue the Shares; and

      2. the issuance of the Shares has been duly authorized and if, as and when issued in accordance with the Registration Statement and as described in the related joint proxy statement/prospectus (each, as amended and supplemented through the date of issuance), the Shares will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

Very truly yours,


/s/ Hunton & Williams